UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2024

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(734) 335-0468

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NDRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Francois Michelon Resignation

On August 12, 2024, ENDRA Life Sciences Inc. (“ENDRA” or the “Company”) and Francois Michelon mutually agreed on Mr. Michelon’s resignation as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), effective August 12, 2024.  Mr. Michelon’s resignation as a member of the Board did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The terms of Mr. Michelon’s separation from the Company have been memorialized pursuant to a Separation Agreement and Release, dated August 12, 2024 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Michelon will be entitled to a single cash payment of 4 months’ continuation of his current base salary and accrued vacation time, and 12 months of continued healthcare coverage in consideration for a release of any and all claims he may have against the Company, its affiliates, and their respective representatives and other related parties. The Separation Agreement also terminated certain restrictive covenants applicable to Mr. Michelon under his employment agreement with the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which will be filed as an exhibit with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which is incorporated herein by reference.

Appointment of Alexander Tokman as Acting Chief Executive Officer

Effective August 13, 2024, the Board appointed Alexander Tokman as the Company’s acting Chief Executive Officer and Chairman.  Mr. Tokman, age 62, has been a member of the Board since 2008. Prior to his appointment as Acting Chief Executive Officer, Mr. Tokman served as a President of iUNU, a privately held AI/Computer Vision SaaS company, since 2020 and was a CEO-in-Residence at the Allen Institute for Artificial Intelligence (AI2) from 2019 to 2020. Mr. Tokman also serves as an independent board director for Izotropic Corporation (CSE: IZO), a company commercializing a dedicated breast CT imaging platform, and on the board of the American Academy of Thermography, a non-profit organization focused on bringing novel infrared imaging applications for disease diagnosis. Mr. Tokman served as President, Chief Executive Officer, and a director of Microvision, Inc., a publicly traded laser beam scanning display and imaging company, from January 2006 to December 2017 and previously completed a 10+ year tenure as an executive with GE Healthcare.

The material terms of compensation arrangements for Mr. Tokman will be reported when finalized and approved by the Board.

There are no family relationships between Mr. Tokman and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On August 13, 2024, the Company issued a press release announcing the resignation of Mr. Michelon and appointment of Mr. Tokman described above in Item 5.02. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 13, 2024, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
August 13, 2024
	By:	/s/ Alexander Tokman
	Name:	Alexander Tokman
	Title:	Acting Chief Executive Officer

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